Exhibit 10.43

RABBI TRUST AGREEMENT

by and between

MCDERMOTT INTERNATIONAL, INC.

and

Mellon Bank, N.A.

i

RABBI TRUST AGREEMENT

THIS RABBI TRUST AGREEMENT is effective this 7th day of July, 2008, by and between MCDERMOTT INTERNATIONAL, INC. (“Company”) and MELLON BANK, N.A. (“Trustee”).

WITNESSETH:

WHEREAS, the Company has adopted the nonqualified deferred compensation plan(s) listed in Appendix A, as the same may be amended from time to time;

WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals covered by such Plan;

WHEREAS, the Company wishes to establish a trust and to contribute to the trust the assets that shall be held therein, subject to the claims of the Company’s creditors in the event of the Company’s Insolvency until (i) paid to Participants in such manner and at such times as are specified in the Plan and communicated to the Trustee pursuant to this Agreement, (ii) applied for the benefit of the Company’s creditors in accordance with the terms of this Agreement, and/or (iii) returned to the Company in accordance with the terms of this Agreement;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of ERISA and/or for the purpose of providing benefits under an excess benefit plan as that term is defined in Section 3(36) of ERISA to certain employees in excess of the limitations on contributions and benefits imposed by §415 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, it is the intention of the Company to make certain contributions to the Trust to provide a source of funds to assist it in meeting its liabilities under the Plan.

NOW THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows.

1. Definitions. The terms used herein shall have the following meanings:

(a) “Agreement” means this instrument, including all amendments thereto.

(b) “Authorized Instructions” means all directions as set forth in Section 4 of this Agreement.

(c) “Authorized Party” means any person or entity properly identified by the Company or the Investment Manager to the Trustee in accordance with Section 3 of this Agreement.

(d) “Authorized Transactions” means any action or series of actions resulting from Authorized Instructions.

(e) “Change of Control” means (i) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, but excluding any such acquisition by any employee benefit plan of the Company or any corporation owned by the stockholders of the Company in substantially the same proportion as their ownership of the Company’s then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, or (ii) the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power of the surviving entity’s then outstanding voting securities entitled to vote generally in the election of directors of the surviving entity, or (iii) the approval by the stockholders of the Company of (A) a plan of complete liquidation or dissolution of the Company or (B) an agreement for the sale of all or substantially all of the Company’s assets; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company on the effective date of this Agreement (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director whose election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board shall be, for purposes of this clause (iv), considered as a member of the Incumbent Board; or (v) any circumstances as may be deemed by the Company’s Board of Directors in its sole discretion to constitute a Change in Control.

The Board of Directors or Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing at least thirty (30) days prior to a Change of Control of the date of the anticipated Change of Control and all information relevant to the Trustee’s duties and obligations after a Change of Control and such other information as the Trustee shall reasonably request. The Trustee shall be entitled to conclusively rely upon such written notice of the Company. After a Change of Control “Company” means the surviving entity.

(f) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(g) “Excess Assets” has the meaning set forth in Section 8.

(h) “Expenses” means reasonable expenses incurred by the Trustee in its discharge of its duties under this Agreement.

(j) “Insolvent” or “Insolvency” means (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(k) “Investment Manager(s)” means one or more investment managers appointed by the Company pursuant to Section 9(a) from time to time to manage specified portions of the Trust Fund.

(l) “Participant(s)” means one or more individuals covered by the Plan, including the beneficiaries of a deceased Participant.

(m) “Payment Schedule” means a written direction that sets forth (i) the amount payable with respect to each Participant, or that provides a formula or other instructions acceptable to the Trustee for determining the amount so payable; (ii) the form in which such amount is to be paid (as provided for or available under the Plan); and (iii) the time of commencement for payment.

(n) “Plan” means the nonqualified deferred compensation plan(s), individually and collectively, of the Company listed in Appendix A, as it may be amended from time to time.

(o) “Tax Obligations” mean taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses.

(p) “Trust” means the trust established by this Agreement, and it shall be known as the McDermott International, Inc. New Supplemental Executive Retirement Plan Trust.

(q) “Trust Fund” means the total assets in the Trust.

2. Establishment of Trust.

(a) The Company hereby establishes the Trust with the Trustee, consisting of such sums of money and other property as from time to time shall be paid and delivered to and accepted by the Trustee from the Company. Upon a Change of Control, the Company shall, as soon as possible, but in no event later than thirty (30) days following the Change of Control, make an irrevocable contribution to the Trust in an amount sufficient to pay each Participant the benefits payable pursuant to the terms of the Plan(s) as of the close of the Plan year(s). Nothing in the preceding sentence shall prevent the Company from making contributions to the Trust of cash or property acceptable to the Trustee in amounts determined by the Company, in its sole discretion, up to and including the entire amount sufficient to pay the Participants under the terms of the Plan. The Trustee shall not have any right to compel such additional deposits. The Trustee shall have no duty to determine or collect contributions to the Trust which may be required under the Plan or this Agreement and shall have no responsibility for any property until it is actually received and accepted by the Trustee. The Company shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the Plan to the Trust. All money and other property paid or delivered to and accepted by the Trustee shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Agreement.

(b) The Trust hereby established is revocable at any time by the Company; provided, however, that it shall become irrevocable upon a Change of Control.

(c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and shall be construed accordingly. The Company represents and warrants to the Trustee that: (i) the Plan for which benefits are or may become payable under this Trust is not subject to Part 4 of Subtitle B of Title I of ERISA; and (ii) the Plan covers, and will cover, only a select group of management or highly compensated employees as contemplated by Section 401(a) of ERISA and/or the Plan is an excess benefit plan as set forth in Section 3(36) of ERISA, such sections of ERISA being further defined by interpretations, opinions and rulings of the Department of Labor.

(d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for (i) the payment of benefits to the Participants under the Plan; (ii) payments for the benefit of the general creditors of the Company in the event of its Insolvency in accordance with the terms of this Agreement; and/or (iii) payments to the Company in accordance with the provisions of this Agreement. The Participants shall have no preferred claim on, nor any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Agreement shall be mere unsecured contractual rights of the Participants against the Company. Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency.

(e) The establishment of the Trust is intended to aid the Company in meeting its obligations to make payments to Participants and their beneficiaries under the Plan and shall not affect the Company’s continuing obligation to pay benefits to Participants under the Plan except that the Company’s liability under the Plan shall be offset by actual payments made on its behalf by the Trustee.

3. Authorized Party. The Company shall furnish the Trustee with a written list of the names, signatures, and extent of authority of all persons authorized to direct the Trustee under the terms of this Agreement. The Company may appoint and remove one or more Investment Managers pursuant to Section 9 for such portion of the Trust Fund as the Company shall designate to the Trustee in writing. The Company shall cause the Investment Manager to furnish the Trustee with a written list of the names and signatures of the person or persons who are authorized to represent the Investment Manager. The Trustee shall be entitled to rely upon the authority of any Authorized Party designated by the Company or Investment Manager until notified otherwise in writing.

4. Authorized Instructions. (a) “Authorized Instructions” shall mean all directions to the Trustee from an Authorized Party pursuant to the terms of this Agreement, including any Payment Schedule sent to the Trustee by an Authorized Party. Authorized Instructions shall be in writing, transmitted by first class mail, overnight delivery, private courier, facsimile, or shall be an electronic transmission subject to the Trustee’s policies and procedures, other institutional delivery systems or trade matching utilities as directed by an Authorized Party and supported by the Trustee, or other methods agreed upon in writing by the Company and the Trustee. The Trustee may, in its discretion, accept oral directions and may require confirmation in writing. However, where the Trustee acts on an oral direction prior to receipt of a written confirmation, the Trustee shall not be liable if a subsequent written confirmation fails to conform to the oral direction.

(b) The Trustee shall be fully protected in acting in accordance with all instructions that the Trustee reasonably believes to be Authorized Instructions and in failing to act in the absence thereof. The Trustee shall be under no duty to question any direction of an Authorized Party with respect to the portion of the Trust Fund over which such Authorized Party has authority, to review any property held in the Trust Fund, to make any suggestions with respect to the investment, retention and reinvestment of the assets in the Trust Fund, or to evaluate or question the performance of any Authorized Party. The Trustee shall not be responsible or liable for any diminution of value of any securities or other property held by the Trustee or its subcustodians pursuant to Authorized Instructions. In following an Authorized Instruction, the Trustee shall be fully protected and shall not be liable for the acts or omissions of any person or entity not selected or retained by the Trustee in its sole discretion, including, but not limited to, any broker-dealer or other entity designated by the Company or Investment Manager to hold property of the Trust Fund as collateral or otherwise pursuant to an investment strategy.

5. Payments to Plan Participants.

(a) The entitlement of a Participant to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan. The Company shall notify the Trustee of such determination and shall direct payment, or commencement of payment, of such benefits. The Company shall have the sole responsibility for determining the eligibility of any Participant for benefits or for determining the amount and duration of the payment of such benefits.

(b) The Company shall deliver to the Trustee a Payment Schedule upon the later of the execution of this Agreement or the commencement of payments to one or more Participants. The Company shall be responsible for notifying the Trustee in writing of any change in the information on the Payment Schedule. The Trustee shall make payments to the Participants in accordance with the Payment Schedule most recently provided to it by the Company.

(c) The Company may make payment of benefits directly to the Participants as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly within a reasonable time prior to the time amounts are payable to Participants. The notification of the Trustee by the Company to make payments directly to a Participant shall be considered a change of the Payment Schedule affecting such Participant.

(d) If the principal of the Trust, together with any earnings thereon, are not sufficient to make a payment of benefits in accordance with the terms of the Payment Schedule, the Trustee shall only be obligated to make a payment to the extent that it has principal and earnings in the Trust. The Trustee shall notify the Company when principal and earnings are not sufficient to make payments as directed and there are no longer any assets in the Trust. The Company shall either (i) immediately make up the balance of each such payment as it falls due, (ii) make a contribution to cover the balance due and any future payments, as it determines in its sole discretion, or (iii) terminate the Trust, if permissible hereunder, and make future payments directly from the Company.

(e) Notwithstanding any provision to the contrary in this Agreement, subsequent to a Change of Control the benefit payable to any Participant shall not be less than the benefit set forth for such Participant in the Payment Schedule delivered in connection with such Change of Control unless such Participant agrees in writing to such lesser benefit.

6. Tax Obligations.

(a) It is the intent of the Company and the Trustee that the Company shall be responsible for determining and effecting all Tax Obligations, including without limitation income taxes payable on the Trust’s income, if any, any required withholding of income or other payroll taxes in connection with the payment of benefits from the Trust pursuant to the Plan, and all reporting required in connection with any such taxes. Except as otherwise provided in this Section, the Trustee shall have no obligation or liability with respect to Tax Obligations, including, without limitation, any obligation to file or submit returns or reports with any state, foreign or other taxing authorities. The Trustee shall provide to the Company or any party it designates (“Designated Party”) on a timely basis any information in the Trustee’s possession requested by the Company or a Designated Party to fulfill its responsibilities with respect to Tax Obligations. The Company shall inform the Trustee in writing as to which Designated Party or Parties have been delegated such responsibilities and should receive information from the Trustee. The Company shall be solely responsible to cause the Designated Party to fulfill such responsibilities. The Company shall indemnify the Trustee with respect to any liability concerning Tax Obligations resulting from the actions or failures to act of the Company or a Designated Party.

(b) The Trustee shall provide such services with respect to Tax Obligations as requested by the Company and agreed by the Trustee in writing. With regard to services provided by the Trustee, the Company shall provide and/or shall cause any Designated Party to provide information necessary for the Trustee to fulfill its obligations with respect to Tax Obligations in a timely manner. The Trustee shall be fully protected in relying upon its consultations with the Company and on any information provided by the Company or a Designated Party.

(c) The Trustee shall make reasonable efforts to file claims for exemptions or refunds with respect to withheld foreign (non-U.S.) taxes where such claims may be appropriate.

(d) If the Trustee makes payments to service providers pursuant to Authorized Instructions, the Company acknowledges that the Trustee is acting as a paying agent, and not as the payor, for tax information reporting and withholding purposes.

7. Trustee Responsibility for Payment of Benefits When Company Is Insolvent.

(a) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to the claims of the general creditors of the Company under federal and state law as set forth below.

(i) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency.

(ii) Unless the Trustee, in its capacity as trustee and not in its proprietary capacity, has actual knowledge of the Company’s Insolvency, or has received written notice from the Company or a person claiming to be a creditor and alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency. In all cases, the Trustee shall be entitled to conclusively rely upon the written certification of the Board of Directors or the Chief Executive Officer of the Company when determining whether the Company is Insolvent.

(iii) If at any time (1) the Trustee has actual knowledge of the Company’s Insolvency, (2) the Board of Directors or the Chief Executive Officer of the Company has notified the Trustee that the Company is Insolvent, or (3) a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall discontinue payments to the Participants and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Agreement shall in any way diminish any rights of the Participants to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

(iv) The Trustee shall resume the payment of benefits to the Participants in accordance with Section 5(b) of this Agreement only after the Trustee has received a written certification of the Board of Directors or the Chief Executive Officer of the Company that the Company is not Insolvent (or is no longer Insolvent).

(b) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to this Section and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participants under the terms of the Plan (as certified to the Trustee by the Company) for the period of such discontinuance, less the aggregate amount of any payments made to the Participants by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

8. Payments to Company. Except as otherwise specifically provided in this Agreement, after the Trust has become irrevocable, the Company shall not have the right or power at any time to direct the Trustee to return to the Company any or all of the Trust assets. Notwithstanding the foregoing, i) in the event the Company chooses to make benefit payments directly to a Participant under the terms of Section 5.c., the Trustee shall, upon request, reimburse the Company from assets held in the Trust for the amount of the benefit payment, and ii) in the event that the Company determines that the fair market value of the assets of the Trust Fund exceeds One Hundred Fifteen percent (115%) of the assets needed by the Trust Fund to pay all of the benefits to all of the Participants covered by the Plan (“Excess Assets”), the Company may direct the Trustee to transfer to the Company the Excess Assets. In making such transfer, the Trustee may rely on the Company’s determination of the amount of any Excess Assets. In requesting the return of Excess Assets to the Company, the Company shall certify that the return of such asset is not prohibited by the Plan.

9. Investment and Administrative Authority.

(a) Prior to a Change of Control, the Company may appoint (and remove) one or more Investment Managers, which may include the Trustee or an affiliate of the Trustee, provided such appointment of the Trustee or its affiliate is set forth and governed by a separate investment management agreement. To the extent that assets of the Trust Fund are not so managed by an Investment Manager, the Company shall manage all such assets. The Company and each Investment Manager shall designate in writing the Authorized Parties who shall represent such party in dealing with the Trustee. All rights associated with assets of the Trust shall be exercised by the Company or an Investment Manager, whichever has investment discretion over a particular asset, and shall in no event be exercisable by, or at the discretion of, the Participants.

(b) The Trustee, in its capacity as trustee of the Trust Fund, shall have no discretionary investment duties with respect to the Trust Fund. The Trustee shall have no duty to inquire whether Authorized Instructions received from the Company or an Investment Manager are in accordance with the Plan or investment guidelines, or to review the assets purchased, retained or sold. The Trustee shall not be responsible or liable for any diminution of value of any securities or other property held by the Trustee (or its subcustodians).

(c) In no event may the Trust invest in (i) securities (including stock or rights to acquire stock) or obligations issued by the Company, other than amounts held in pooled investment vehicles in which the Trust invests, or (ii) real estate. For this purpose, “real estate” includes, but is not limited to, real property, leaseholds, mineral interests, and any form of asset that is secured by any of the foregoing.

(d) The Company shall have the right, at any time and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

(e) After a Change of Control, the Trustee shall have and exercise in its sole discretion all of the investment powers and authority with respect to the entire Trust Fund that are exercisable by the Company prior to a Change of Control including, without limitation, the authority to engage investment managers, any of which managers may be affiliated with the Trustee. The Trustee’s authority to act shall not be impaired because of the fact that it may effect transactions with respect to securities for (i) its own account, or (ii) for the accounts of others which it manages that are identical or similar to securities for which it may effect transactions for the Trust Fund at the same of similar times.

10. Directed Powers of the Trustee. The Trustee shall take the following actions in the administration of the Trust Fund pursuant to Authorized Instructions:

(a) Settle purchases and sales and engage in other transactions, including free receipts and deliveries, exchanges and other voluntary corporate actions, with respect to securities or other property received by the Trustee;

(b) Submit master ballots in accordance with Authorized Instructions in bankruptcy matters in cases where an Authorized Party is unable to submit or cause the Trustee to submit an individual ballot with respect to the Trust Fund;

(c) Lend the assets of the Trust Fund if the Company advises the Trustee that it has entered into a separate securities lending agreement;

(d) Purchase or sell, write or issue, puts, calls, or other options, covered or uncovered, enter into financial futures contracts, forward placement contracts and standby contracts, and in connection therewith, deposit, hold (or direct the Trustee or an affiliate of the Trustee, in its individual capacity to deposit or hold) or pledge assets of the Trust Fund or settle transactions in foreign exchange or foreign exchange contracts, swaps, synthetic GICs and other derivative investments; and

(e) Institute suits or legal proceedings subject to the Trustee’s receipt of satisfactory indemnity for fees and Expenses.

11. Discretionary Powers of the Trustee. The Trustee shall have the discretionary authority, without the necessity of receiving Authorized Instructions, to take the following actions in the administration of the Trust Fund:

(a) Appoint subcustodians, including affiliates of the Trustee, domestic or foreign, as to part or all of the Trust Fund;

(b) Hold property in nominee name, in bearer form, or in book entry form, in a clearinghouse corporation or in a depository, so long as the Trustee’s records clearly indicate that the assets held are a part of the Trust Fund;

(c) Employ suitable agents and legal counsel, who may be counsel for the Company and, as a part of its reimbursable Expenses under this Agreement, pay their reasonable compensation and Expenses. The Trustee shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice;

(d) Deposit cash in interest bearing accounts in the banking department of the Trustee or an affiliated banking organization;

(e) Take all action necessary to pay for and settle Authorized Transactions, including exercising the power to borrow or raise moneys from the Trustee in its corporate capacity or an affiliate. To secure Expenses and advances made to settle or pay for Authorized Transactions, including payment for securities and disbursements, the Company grants to the Trustee a first priority security interest in the Trust Fund, all property therein, all income, substitutions and proceeds, whether now owned or hereafter acquired (the “Collateral”); provided that the Company does not grant the Trustee a security interest in any securities issued by an affiliate of the Trustee (as defined in Section 23A of the Federal Reserve Act). The parties intend that as the securities intermediary with respect to the Collateral, the Trustee’s security interest shall automatically be perfected when it attaches. The Trustee shall be entitled to collect from the Trust Fund sufficient cash for reimbursement and, if such cash is insufficient, dispose of the assets of the Trust Fund to the extent necessary to obtain reimbursement;

(f) Make, execute and deliver any and all documents, agreements or other instruments in writing as are necessary or desirable for the accomplishment of any of the powers in this Agreement; and

(g) Have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein except that (i) the Trustee shall have no power to name a beneficiary other than the Trust of a life insurance policy which is an asset of the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy, and (ii) further, the Trustee shall have no power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

The Trustee may also be directed pursuant to Authorized Instructions to exercise the powers described in this Section.

12. Duties of the Trustee. The Trustee shall perform or cause its agents or subcustodians to perform the following duties with respect to the Trust Fund:

(a) Hold the property in safekeeping facilities of the Trustee or of other custodian banks or clearing corporations, in the United States or elsewhere; provided that the Trustee shall not be responsible for any losses resulting from the deposit or maintenance of securities or other property (in accordance with market practice, custom or regulation) with any recognized foreign or domestic clearing facility, book entry system, centralized depository, or similar organization, including international depositories such as Euroclear and Clearstream;

(b) Collect income payable to and distributions due to the Trust Fund and sign on the Trust Fund’s behalf any declarations, affidavits, certificates of ownership required to collect income and principal payments; provided that the Trustee shall not be responsible for the failure to receive payment of (or late payment of) distributions with respect to securities or other property of the Trust Fund;

(c) Subject to the timely receipt of notice from an issuer or Authorized Party, collect proceeds from securities, certificates of deposit or other investments which may mature or be called;

(d) Forward to the Authorized Party designated by the Company proxies or ballots received for any stocks, bonds or other securities held in the Trust Fund in a form to enable the Authorized Party to effect the voting of proxies, excluding bankruptcy matters to which the Trustee’s duties are set forth in Section (f) below;

(e) Submit or cause to be submitted to the Company or the Investment Manager, as designated by the Company, information received by the Trustee, or summaries of information, regarding ownership rights pertaining to property held in the Trust Fund, in accordance with the Trustee’s practices, excluding bankruptcy matters to which the Trustee’s duties are set forth in Section (f) below;

(f) Forward to the Authorized Party designated by the Named Fiduciary an initial notice of bankruptcy cases relating to securities held in the Trust Fund and a notice of any required action related to such bankruptcy cases as may be actually received by the Trustee. No further action or notification related to the bankruptcy case shall be required absent the specific agreement of the parties hereto;

(g) Attend to corporate actions with respect to which no discretionary decision is required;

(h) Report the value of the Trust Fund as of such dates as the Company and the Trustee may agree upon, in accordance with methods consistently followed and uniformly applied. In reporting the value of the Trust Fund, the Trustee, in accordance with the Trustee’s then current practices, shall obtain and rely upon prices and quotes from pricing sources or, if such prices or quotes are unavailable from sources utilized by the Trustee in accordance with its then current practices, from the Company, an Investment Manager or other Authorized Party, and shall be without liability or responsibility for any loss occasioned by such reliance. Notwithstanding the foregoing, in accordance with the Trustee’s then current pricing practices, the Company, an Investment Manager or other Authorized Party may direct the Trustee as to a price or quote to be used, and the Trustee shall be fully protected when relying upon such direction and when utilizing any such price or quote; and

(i) Render statements for such periods as agreed by the parties with respect to the Trust Fund for property held therein, to an Authorized Party or its designee.

13. Income and Settlement; Market Practice Settlements.

(a) In accordance with the Trustee’s standard operating procedure, the Trustee shall credit the Trust Fund with income and maturity proceeds on securities either on contractual payment date or upon actual receipt. To the extent that the Trustee credits income on contractual payment date, the Trustee may reverse such accounting entries to the contractual payment date if the Trustee reasonably believes that such amount will not be received.

(b) In accordance with the Trustee’s standard operating procedure, the Trustee will attend to the settlement of securities transactions on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Trustee settles certain securities transactions on the basis of contractual settlement date accounting, the Trustee may reverse to the contractual settlement date any entry relating to such contractual settlement if the Trustee reasonably believes that such amount will not be received.

(c) Settlements of transactions may be effected in trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Company acknowledges that this may, in certain circumstances, require the delivery of cash or securities (or other property) without the concurrent receipt of securities (or other property) or cash. In such circumstances, the Trustee shall have no responsibility for nonreceipt of payment (or late payment) or nondelivery of securities or other property (or late delivery) by the counterparty.

14. Disposition of Income. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested except as otherwise specifically provided herein.

15. Accounting by Trustee. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within ninety (90) days following the close of each calendar year and within ninety (90) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions affected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. If, within ninety (90) days after the Trustee mails to the Company a statement with respect to the Trust, the Company has not given the Trustee written notice of any exception or objection thereto, the statement shall be deemed to have been approved, and in such case, the Trustee shall not be liable for any matters reflected in such statement.

16. Responsibility of Trustee and Indemnification by Company.

(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(b) The Trustee is not a party to, and has no duties or responsibilities under, the Plan other than those that may be expressly contained in this Agreement. The Plan shall not impose any duties on the Trustee not contained in this Agreement. Notwithstanding anything to the contrary contained elsewhere in this Agreement, any reference to the Plan or Plan provisions which requires knowledge or interpretation of the Plan shall impose a duty upon the Company to communicate such knowledge or interpretation to the Trustee. The Trustee shall have no obligation to know or interpret any portion of the Plan and shall in no way be liable for any proper action taken under this Agreement contrary to the Plan. Possession of a copy of all or a portion of the Plan document shall not constitute knowledge on the part of the Trustee.

(c) The Trustee shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

(d) The Trustee shall not be responsible or liable for any losses or damages suffered by the Trust Fund arising as a result of the insolvency of any custodian, subcustodian or subtrustee, except to the extent that the Trustee was negligent in its selection or continued retention of such entity.

(e) If the Trustee undertakes or defends any litigation or other legal proceedings arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust Fund. The Trustee shall have no responsibility or obligation to use its own proprietary funds to cover such costs, expenses and liabilities.

(f) Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Trust Fund resulting from any event beyond the reasonable control of the Trustee, its agents or custodians.

(g) Under no circumstances shall the Trustee be liable for any indirect, consequential or special damages with respect to its role as Trustee.

(h) The Company shall indemnify and hold harmless the Trustee from all liability and costs, including reasonable counsel fees and expenses, relating to or arising out of the performance of the Trustee’s obligations under this Agreement, except to the extent resulting from the Trustee’s negligence or willful misconduct.

The provisions of this Section shall survive the termination of this Agreement.

17. Compensation and Expenses of Trustee.

(a) The Trustee shall be entitled to compensation for its services under this Agreement as mutually agreed. The Trustee shall also be entitled to reimbursement for reasonable Expenses, including but not limited to attorneys’ fees and expenses, incurred by it in the discharge of its duties under this Agreement. All such compensation and Expenses shall be charged to and collected from the Trust Fund unless paid by the Company.

(b) The Company acknowledges that, as part of the Trustee’s compensation, the Trustee will earn interest on balances, including without limitation disbursement balances and balances arising from purchase and sale transactions as disclosed in the Trustee’s float policy.

(c) To the extent the Master Trustee advances funds to the Master Trust for disbursements or to effect the settlement of purchase transactions, the Master Trustee shall be entitled to collect from the Trust Fund, reasonable charges established under the Master Trustee’s standard overdraft terms, conditions and procedures.

18. Removal or Resignation of Trustee. The Trustee may be removed upon receipt of sixty (60) days’ written notice (unless a shorter or longer period is agreed upon) from the Company. The Trustee may resign as Trustee hereunder upon sixty (60) days’ written notice (unless a shorter or longer period is agreed upon) delivered to the Company. In the event of such removal or resignation, a successor trustee will be appointed and the retiring Trustee shall transfer the Trust Fund, less such amounts as may be reasonable and necessary to cover its compensation and Expenses.

19. Appointment of Successor.

(a) In the event the Company fails to appoint a successor trustee within sixty (60) days of receipt of written notice of resignation, the Trustee reserves the right to seek the appointment of a successor trustee from a court of competent jurisdiction. The Trust shall terminate after a successor trustee has accepted its duties.

(b) Any successor trustee must be a bank, a trust company or other party that may be granted corporate trustee powers under federal or state law. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer. The Trustee shall not be responsible for any action or inaction of any successor trustee.

(c) The Trustee need not examine the records and acts of any prior trustee. The Trustee shall not be responsible for, and the Company shall indemnify and defend the Trustee from, any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes Trustee.

20. Amendment or Termination.

(a) This Agreement may be amended by a written agreement of the Company and the Trustee. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan (as certified to the Trustee by the Company) or shall make the Trust revocable after it has become irrevocable in accordance with Section 2(b).

(b) After the Trust has become irrevocable, the Trust shall not terminate until the earlier of the date on which the Participants are no longer entitled to benefits pursuant to the terms of the Plan (as certified to the Trustee by the Company) or the date on which the Trust Fund has been exhausted. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

(c) Upon written approval of all of the Participants entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. Upon such termination of the Trust, any and all assets remaining in the Trust shall be returned to the Company.

21. Miscellaneous.

(a) Neither the Company nor the Trustee may assign this Agreement without the prior written consent of the other. However, the Trustee may assign this Agreement without such consent to any entity which directly or indirectly controls, is controlled by, or is under common control with, the Trustee. Any entity which shall by merger, consolidation, purchase, or otherwise, succeed to substantially all the trust business of the Trustee shall, upon such succession and without any appointment or other action by the Company, be and become successor trustee hereunder, upon notification to the Company. This Agreement shall be binding upon, and inure to the benefit of, the Company and the Trustee and their respective successors and permitted assigns.

(b) Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(c) Benefits payable to Participants under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(d) This Agreement shall be construed in accordance with and governed by the substantive laws of the Commonwealth of Massachusetts. The parties hereby expressly waive, to the full extent permitted by applicable law, any right to a trial by jury with respect to any judicial proceeding arising from or related to this Agreement.

22. Reliance on Representations.

(a) The Company and the Trustee each acknowledge that the other will be relying, and shall be entitled to rely, on the representations, undertakings and acknowledgments of the other as set forth in this Agreement. The Company and the Trustee each agree to notify the other promptly if any of its representations, undertakings, or acknowledgments set forth in this Agreement ceases to be true.

(b) The Company and the Trustee hereby each represents and warrants to the other that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind the Company and the Trustee, respectively, to this Agreement. The Company has received and read the “Customer Identification Program Notice”, a copy of which is attached to this Agreement as Appendix B.

(c) This Agreement and any related written fee agreement constitute the entire agreement with respect to the matters dealt with herein, and supersede all previous agreements, whether oral or written, and documents with respect to such matters.

23. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts when taken together shall constitute but one and the same instrument and may be sufficiently evidenced by one set of counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

Authorized Signer of:		Authorized Officer of:
MCDERMOTT INTERNATIONAL, INC.		THE BANK OF NEW YORK MELLON, SUCCESSOR BY OPERATION OF LAW TO MELLON BANK, N.A.

By:	/s/ Louis J. Sannino	By:	/s/ James F. Mahoney
Name:	Louis J. Sannino	Name:	James F. Mahoney
Title:	Executive VP, Human Resources	Title:	Vice President

Address for Notice:		Address for Notice:
McDermott International, Inc.
201 St. Charles Avenue
Suite 4165
New Orleans, LA 70170

Attention: Rochelle L. Wald		Attention:

APPENDIX A

Name of Plan(s) Covered

1.	McDermott International, Inc.

New Supplemental Executive Retirement Plan

A-1

APPENDIX B

CUSTOMER IDENTIFICATION PROGRAM NOTICE

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, all financial institutions are required by law to obtain, verify and record information that identifies each individual or entity that opens an account.

What this means for you: When you open an account, we will ask you for your name, address, taxpayer or other government identification number and other information, such as date of birth for individuals, that will allow us to identify you. We may also ask to see identification documents such as a driver’s license, passport or documents showing existence of the entity.

Rev. 09/03

RABBI TRUST AGREEMENT

by and between

MCDERMOTT INTERNATIONAL, INC.

AND

Mellon Bank, N.A.

First Amendment

McDermott International, Inc., a Delaware corporation (the “Company”), having established the Rabbi Trust Agreement by and between the Company and Mellon Bank, N.A. (the “Trustee”) dated as of July 7, 2008 (the “Trust Agreement”) as a funding mechanism for liabilities related to certain nonqualified deferred compensation plans adopted by the Company, and having reserved the right under Section 20(a) of the Trust Agreement to amend the Trust Agreement, does hereby amend item 1 of Appendix A to the Trust Agreement, effective as of November 8, 2010, by replacing it with the following:

“1. McDermott International, Inc., Director

and Executive Deferred Compensation Plan”

[Signature page follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Trust Agreement to be executed on their behalf by their duly authorized officers, on this the 18th day of November 2010, but effective as of November 8, 2010.

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ Stephen M. Johnson
Name:	Stephen M. Johnson
Title:	President and Chief Executive Officer

MELLON BANK, N.A.

By:	/s/ James F. Mahoney, Jr.
Name:	James F. Mahoney, Jr.
Title	Vice President

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